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                                                                  Exhibit 23.1



                            Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EPIX Medical, Inc. Amended and Restated 1992 Equity Incentive Plan for the registration of 500,000 shares of common stock of our report dated February 12, 2002, with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement (Form S-8 No. 333-0-30531).

                                            /s/ Ernst & Young LLP

Boston, Massachusetts
July 30, 2002